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                                 ATTACHMENT A
                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Micron Technology, Inc., on Forms S-3 as amended (File No. 333-18441) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-
52653, 33-57887 and 333-07283) of our report dated September 22, 1997, on our audits of the consolidated financial statements of Micron Technology, Inc., and subsidiaries as of August 28, 1997, and August 29, 1996, and for the three years in the period ended August 28, 1997, which report is included in this amendment on Form 10-K.



                                  /s/ COOPERS & LYBRAND L.L.P.


Boise, Idaho
October 2, 1997